UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01   Other Events.

On May 16, 2016, Hartman Short Term Income Properties XX, Inc. (the “Company”), assigned its interest in a purchase and sale agreement with EQYInvest Mission Bend, LLC, for the acquisition of Mission Bend Shopping Center, a suburban shopping center located in Houston, Texas, to Hartman Retail II, DST (“DST II Trust”), an affiliate of Hartman Income REIT Management, Inc., the Company’s sponsor.

On May 16, 2016, the Company capitalized its recently formed taxable REIT subsidiary, Hartman TRS, Inc. (“TRS”).  The Company formed TRS for the purpose of making a real estate related investment, a loan, to Hartman Retail II Holdings Company, Inc., which has acquired all of the beneficial interests of DST II Trust.

On May 17, 2016, the Company entered into a guaranty agreement (the “Guaranty Agreement”) with JPMorgan Chase Bank, in connection with a mortgage loan agreement between JPMorgan Chase Bank as lender and DST II Trust as borrower.  The Guaranty Agreement was provided as an inducement to the lender to extend credit to DST II Trust in exchange for the Company’s unconditional guarantee of the payment and performance obligations of DST II Trust, all as further defined in the Guaranty Agreement.

The foregoing summary of the terms of the Guaranty Agreement is not intended to be exhaustive and is qualified in its entirety by the terms of the Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Guaranty Agreement, dated as of May 17, 2016 by and between JPMorgan Chase Bank, National Association and Hartman Short Term Income Properties XX, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: May 20, 2016	By:	/s/ Louis T. Fox, III
Chief Financial Officer